UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, Filip Dubovsky notified Novavax, Inc. (the “Company”) of his decision to retire as President, Research and Development, effective as of June 30, 2024. Dr. Dubovsky will continue to provide consulting services to the Company following his retirement, as further described below.

In connection with his retirement, the Company and Dr. Dubovsky intend to enter into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Dubovsky will provide consulting services to the Company for 12 months following his retirement (subject to earlier termination, the “consulting period”). The Consulting Agreement provides that the Company will pay Dr. Dubovsky a consulting fee of $15,000 per month and, subject to Dr. Dubovsky timely electing COBRA coverage, the Company will pay Dr. Dubovsky’s COBRA premiums for up to 11 months (or, if earlier, upon termination of the Consulting Agreement or Dr. Dubovsky’s eligibility for health insurance coverage through a new employer). The equity awards previously granted to Dr. Dubovsky will continue to vest based on his continued service during the consulting period in accordance with their existing terms, and any stock options that remain outstanding and unexercised as of the last day of the consulting period will remain exercisable for a period of 90 days following the end of the consulting period. Either the Company or Dr. Dubovsky may terminate the Consulting Agreement at any time with 30 days’ prior written notice.

The post-termination period applicable to Dr. Dubovsky’s current non-competition and non-solicitation covenants will commence upon his retirement with the Company.

The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: May 23, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary